As filed with the Securities and Exchange Commission on June 29, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________

Scilex Holding Company
(Exact name of registrant as specified in its charter)

Delaware	92-1062542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303
___________________________________
(Address of Principal Executive Offices) (Zip Code)
___________________________________

Scilex Holding Company 2022 Equity Incentive Plan, as amended
___________________________________
(Full titles of the plans)

Henry Ji, Ph.D.

Chief Executive Officer & President

960 San Antonio Road

Palo Alto, CA 94303

(Name and address of agent for service)

(650) 516-4310
(Telephone number, including area code, of agent for service)
______________________________________
With copies to:
Jeffrey T. Hartlin, Esq.
Elizabeth A. Razzano, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304

(650) 320-1800
______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Scilex Holding Company (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 1,300,000 additional shares of common stock, $0.0001 par value per share (“Common Stock”), of the Registrant issuable pursuant to the Scilex Holding Company 2022 Equity Incentive Plan, as amended (the “2022 Plan”). The Registrant’s stockholders initially approved the 2022 Plan on November 9, 2022. On June 24, 2026, the Registrant’s stockholders approved an amendment to the 2022 Plan to increase the number of shares of Common Stock available for issuance pursuant to the 2022 Plan by an additional 1,300,000 shares of Common Stock.

Pursuant to the Registration Statement on Form S-8 (File No. 333-269256) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 17, 2023, the Registration Statement on Form S-8 (File No. 333-271739) filed by the Registrant with the Commission on May 9, 2023, the Registration Statement on Form S-8 (File No. 333-278283) filed by the Registrant with the Commission on March 27, 2024, the Registration Statement on Form S-8 (File No. 333-286291) filed by the Registrant with the Commission on April 1, 2025 and the Registration Statement on Form S-8 (File No. 333-293289) filed by the Registrant with the Commission on February 9, 2026 (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 1,928,511 shares of Common Stock under the 2022 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on April 10, 2026;
(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 20, 2026;
(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on February 2, 2026, February 3, 2026, February 20, 2026, April 28, 2026, May 5, 2026 (excluding the information under Item 7.01), May 11, 2026 and June 24, 2026;
(d)
The description of the Registrant’s Common Stock contained in Exhibit 4.16 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025, which updates the description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-39852) filed with the Commission on January 6, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Attn: Investor Relations
Phone: (650) 516-4310

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).
4.2

Certificate of Amendment to the Restated Certificate of Incorporation of Scilex Holding Company, filed with the Secretary of State of the State of Delaware on April 14, 2025 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed by the Registrant on April 15, 2025).

4.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant on November 17, 2022).
4.4*	Scilex Holding Company 2022 Equity Incentive Plan, as amended.
5.1*	Opinion of Paul Hastings LLP.
23.1*	Consent of BPM LLP, independent registered public accounting firm.
23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).
24.1*	Power of Attorney is contained on the signature page.
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, State of California, on June 29, 2026.

Scilex Holding Company

By: /s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints each of Henry Ji, Ph.D. and Stephen Ma, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Henry Ji, Ph.D.	Chief Executive Officer, President, Chairperson and Director (Principal Executive Officer)	June 29, 2026
Henry Ji, Ph.D.
/s/ Stephen Ma	Chief Financial Officer, Chief Operating Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 29, 2026
Stephen Ma
/s/ Dorman Followwill	Director	June 29, 2026
Dorman Followwill
/s/ Yue Alexander Wu, Ph.D.	Director	June 29, 2026
Yue Alexander Wu, Ph.D.
/s/ Jay Chun, M.D., Ph.D.	Director	June 29, 2026
Jay Chun, M.D., Ph.D.